CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




    As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


                                                 ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
December 18, 1997